EXHIBIT 4(D)

          AMENDMENT TO CERTIFICATE OF THE DESIGNATIONS, VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL
     RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE SERIES A
       9 3/4% CONVERTIBLE, CUMULATIVE PREFERRED STOCK PAR VALUE $.001 PER
                      SHARE OF GUARDIAN INTERNATIONAL, INC.

                     ("Amended Certificate of Designation")

         The undersigned hereby certify that they are the duly elected and acting President and Secretary, respectively, of Guardian International, Inc., a Nevada corporation, (the "Company"), and pursuant to Nev. Rev.
Stat. \sectionsign\ 78.1955, DO HEREBY CERTIFY THAT:

I. A certificate of designations creating a series of Preferred Stock of the Company designated as Series A 9:% Convertible Cumulative Preferred Stock (the ASeries A Preferred Stock@) was filed with the Nevada Secretary of State on November 24, 1997 (the "Original Designation").

II. The Board of Directors of the Company by unanimous written consent on March 12, 1998 adopted the following resolution amending the Original Designation:

         RESOLVED, that Section I of the Original Designation shall be amended and restated in its entirety as follows:

                           The first series of Preferred Stock of the Company is
                  designated "Series A 9:% Convertible Cumulative Preferred Stock, par value $.001 per share" (the "Series A Preferred Stock"), and the number of shares which shall constitute such Series shall be 2,681,927 shares. All shares of Series A Preferred Stock shall rank equally and be identical in all respects. So long as the Series A Preferred Stock is outstanding, unless consented to by the affirmative vote of 2/3 of the holders of the outstanding Series A Preferred Stock, the Company shall not issue additional securities of any kind, including shares of preferred stock of any class, (including without limitation additional shares of Series A Preferred Stock other than Dividend Preferred Shares) series or designation ranking in priority or in parity as to rights and preferences with the Series A Preferred Stock now or hereafter authorized.
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         RESOLVED, that Section V of the Original Designation shall be amended and restated in its entirety as follows:

                           (a) ELECTION OF DIRECTORS. Notwithstanding the other
                  provisions of this Section V, upon the occurrence of a Default Event (hereafter defined) and for the duration of the Default Period (hereafter defined) the holders of the Preferred Stock, in addition to any other voting rights they may have herein or by law, shall be entitled to vote (voting as a class by a majority of the outstanding shares thereof) for the election to the Board of Directors of the smallest number of directors necessary to constitute at any given time a majority of the number of members of the Board of Directors, and should such percentage when applied to the number of the members of the Board of Directors result in a number that includes a fraction, then such number shall be increased to the next whole number. In addition, during the Default Period the holders of the Preferred Stock shall be entitled to designate (voting as a class as aforesaid) the number of positions on the Board of Directors, which shall be the smallest number of directors necessary for the nominees of the holders of Preferred Stock to constitute a majority of the full Board. In case the holders of the Preferred Stock become entitled to exercise such special voting rights, they may call a special meeting of stockholders during the Default Period, in the manner provided herein or in the bylaws or otherwise as provided by law, for the purpose of increasing or decreasing the number of positions on the Board of Directors and electing such members to the Board of Directors. In addition, the holders of the Preferred Stock shall have such special voting rights at any annual or regular meeting of stockholders (or any other special meeting not called by the holders of the Preferred Stock) held during the Default Period. In lieu of the foregoing, the holders of the Preferred Stock may take any of such actions by a written consent signed by the holders of at least a majority of the shares of the Preferred Stock outstanding and entitled to vote thereon.

                           (b) REMOVAL; VACANCIES. During the Default Period,
                  each director elected by the holders of the Preferred Stock may be removed only by the vote of the holders of the majority of the outstanding shares of the

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                  Preferred Stock, voting separately as a class, at a meeting of the stockholders, or of the holders of shares of the Preferred Stock, called for that purpose. During the Default Period, any vacancy in the office of a director elected by the holders of the Preferred Stock may be filled by a vote of the remaining directors then in office elected by the holders of the Preferred Stock, or, if not so filled, by the holders of the Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of stockholders, or of the holders of shares of the Preferred Stock, may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal shall be voted. Holders of the Preferred Stock shall be entitled to notice of each meeting of stockholders at which they shall have any right to vote or notice of which is otherwise required by law. In lieu of the foregoing, the holders of the Preferred Stock may take any of such action by a written consent signed by the holders of at least a majority of the shares of the Preferred Stock outstanding and entitled to vote thereon.

                           (c) EXPIRATION OF RIGHT. Upon termination of the
                  Default Period, the special voting rights of the holders of the Preferred Stock provided hereunder shall be immediately divested, but always subject to the revesting of such right in the holders of the Preferred Stock upon the occurrence of any subsequent Default Event. In the event that such rights of the holders of the Preferred Stock shall cease as provided above, then the directors elected to the Board of Directors by the holders of the Preferred Stock under this Section V shall be automatically removed from office, and their respective positions terminated and the number of positions on the Board of Directors reduced in accordance with such termination, without further action on the part of the holders of the Preferred Stock, the holders of the Common Stock or the Board of Directors.

                           (d) DEFAULT EVENT. For purposes hereof, a "Default
                  Event" occurs on the date that (i) the Company has failed to pay any four quarterly Preferred Stock


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                  Dividends when due whether consecutive or not and (ii) such
                  Preferred Stock Dividends remain unpaid.

                           (e) DEFAULT PERIOD. For purposes hereof, "Default
                  Period" means a period commencing on the date a Default Event occurs and ending upon the payment of the next quarterly Dividend in full and such cumulative Dividends in arrears in full, such that not more than three quarterly Dividends shall be in arrears.

III. The shareholder approval of this amendment required by Nev. Rev. Stat. ' 78.1955, subsection 3, has been obtained.

IV. No class or series of stock is senior to the Series A Preferred Stock prior to the date of this amendment.

V. The designation of the Series A Preferred Stock is not altered by this amendment.


         IN WITNESS WHEREOF, the Company has caused this Amended Certificate of Designation to be duly executed in its corporate name on this 12th day of March, 1998.

                                GUARDIAN INTERNATIONAL, INC.

                                By: /s/ Richard Ginsburg
                                    Name: Richard Ginsburg
                                    Its: President and Chief Executive Officer


                                By: /s/ Sheila Ginsburg
                                    Name: Sheila Ginsburg
                                    Its: Secretary

         This instrument was acknowledged before me on 3/12, 1998 by Richard Ginsburg, as President of Guardian International, Inc.

                                /s/ L. Marlene Crossley
                                L. Marlene Crossley
                                Notary Public, State of Florida
                                Commission No. CC570109
                                My Commission Expires: 08/11/2000